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1                                                      Exhibit 10(a)
                                                       FORM 10-Q for the Quarter
                                                       Ended September 30, 1996

     Amendment to the 1995 Senior Executive Annual Incentive Plan

     Pursuant to resolutions adopted by the Board of Directors of AT&T Capital Corporation (dated October 1, 1996), the 1995 Senior Executive Annual Incentive Plan (the "Plan") is hereby amended effective as of the Effective Time of the merger among AT&T Capital Corporation, AT&T Corp., Hercules Limited, and Antigua Acquisition Corporation, contemplated by the Agreement and Plan of Merger, dated as of June 5, 1996, among such entities:

     RESOLVED: that the AT&T Capital Corporation 1995 Senior Executive Annual Incentive Plan (the "Plan") is hereby amended, as set forth below, effective as of the Effective Time of the merger among AT&T Capital Corporation, AT&T Corp., Hercules Limited, and Antigua Acquisition Corporation, contemplated by the Agreement and Plan of Merger, dated as of June 5, 1996, among such entities.

     Section 3(b) of the Plan is hereby amended by adding a new sentence at the end thereof to read as follows:

"Notwithstanding anything to the contrary in this Section 3(b), each Executive who is an Executive on the last day of the 1996 Plan Year shall be entitled to an Award for the 1996 Plan Year that is not less than such Executive's Target Award for the 1996 Plan Year."

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